EXHIBIT 16

             [LETTERHEAD OF MILLER, MAYER, SULLIVAN & STEVENS, LLP]


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549


Gentlemen:

We have read and agree with the comments in Item 4 of Form 8K of CKF Bancorp, Inc., dated November 12, 2002.

/s/ Miller, Mayer, Sullivan, & Stevens, LLP
Miller, Mayer, Sullivan, & Stevens, LLP

November 12, 2002

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